Exhibit 10.15

AFFILIATED COMPUTER SERVICES, INC.

401(k) SUPPLEMENTAL PLAN

EFFECTIVE AS OF JULY 1, 2000

AFFILIATED COMPUTER SERVICES, INC.

401(k) SUPPLEMENTAL PLAN

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AFFILIATED COMPUTER SERVICES, INC.

401(k) SUPPLEMENTAL PLAN

TABLE OF CONTENTS (CONTINUED)

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AFFILIATED COMPUTER SERVICES, INC.

401(k) SUPPLEMENTAL PLAN

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AFFILIATED COMPUTER SERVICES, INC.

401(k) SUPPLEMENTAL PLAN

     Effective as of the 1st day of July, 2000, Affiliated Computer Services, Inc. (the “Controlling Company”) hereby adopts the Affiliated Computer Services, Inc. 401(k) Supplemental Plan (the “Plan”).

BACKGROUND AND PURPOSE

     A. GENERAL PURPOSE. The Controlling Company desires to provide its designated key management and highly compensated employees (and those of its affiliated companies that participate in the Plan) with an opportunity to defer the receipt and income taxation of a portion of such employees’ annual compensation. The purpose of the Plan is to set forth the terms and conditions pursuant to which these deferrals may be made and to describe the nature and extent of the employees’ rights to their deferred amounts.

     B. TYPE OF PLAN. The Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees. This Plan and the participation in the Plan by Eligible Employees is not intended to create and shall not be deemed to create a security which would be subject to regulation by the United States Securities and Exchange Commission or any state agency.

STATEMENT OF AGREEMENT

     To establish the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions as follows:

ARTICLE I

DEFINITIONS

     For purposes of the Plan, the following terms, when used with an initial capital letter, shall have the meaning set forth below unless a different meaning plainly is required by the context.

     1.1 ACCOUNT shall mean, with respect to a Participant or Beneficiary, the total dollar amount or value evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary.

     1.2 ADMINISTRATIVE COMMITTEE shall mean the administrative committee of the 401(k) Plan, or such other committee as shall be appointed by the Board of Directors of Affiliated Computer Services, Inc., which shall act on behalf of the Controlling Company to administer the Plan, all as provided in Article VIII.

     1.3 BASE PAY shall mean the Participant’s regular annual salary plus commissions.

     1.4 BENEFICIARY shall mean, with respect to a Participant, the person(s) designated in accordance with Section 5.6 to receive any benefits that may be payable under the Plan upon the death of the Participant.

     1.5 BOARD shall mean the Board of Directors of the Controlling Company.

     1.6 BONUS shall mean the actual bonus paid to the Participant under the ACS Management Bonus Plan (or comparable plan of the Company employing the Participant).

     1.7 BUSINESS DAY shall mean each day on which national banks generally operate and are open to the public for business.

     1.8 CODE shall mean the Internal Revenue Code of 1986, as amended, and any succeeding federal tax provisions.

     1.9 COMPANY shall mean Affiliated Computer Services, Inc. or other member of the Controlled Group of the Controlling Company who actually employs the Participant.

     1.10 COMPENSATION shall mean, for a Participant for any Plan Year, such Participant’s Base Pay plus Bonus.

     1.11 CONTROLLED GROUP shall mean all of the companies that are either (i) members of the same controlled group of corporations (within the meaning of ode Section 414(b)) or (ii) under common control (within the meaning of Code Section 414(c)), with the Controlling Company.

     1.12 CONTROLLING COMPANY shall mean Affiliated Computer Services, Inc., a Delaware corporation with its principal place of business in Dallas, Texas.

     1.13 DEFERRAL ELECTION shall mean a written election form on which a Participant may elect to defer under the Plan a portion of his Compensation.

     1.14 DEFERRED COMPENSATION shall mean the amount of Compensation that a Participant elects to defer under this Plan pursuant to a timely, written Deferral Election for a given period.

     1.15 EFFECTIVE DATE shall mean July 1, 2000, the date that the Plan initially shall be effective.

     1.16 ELIGIBLE EMPLOYEE shall mean, for a Plan Year, an individual:

          (a) Who is a member of a select group of key management or highly compensated employees of a Company;

          (b) Whose Salary at the date or dates the Administrative Committee makes its determination of eligibility for such Plan Year (as described below), or for newly hired employees, whose Salary on the date of his hire is at least $85,000, or such higher or lower threshold as the Administrative Committee in its sole discretion may establish from time to time; and

          (c) Who is designated and notified by the Administrative Committee as eligible to participate in this Plan.

The Administrative Committee shall determine, from time to time and in its sole discretion, which employees satisfy said criteria and the Administrative Committee’s determination, whether or not accurate, shall be binding.

     1.17 ENTRY DATE shall mean the first day of every calendar quarter during the period in which the Plan remains in effect.

     1.18 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.19 FINANCIAL HARDSHIP shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of the Participant’s dependent (as defined in Code Section 152(a)), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Financial Hardship shall be determined by the Administrative Committee on the basis of the facts of each case, including information supplied by the Participant in accordance with uniform guidelines prescribed from time to time by the Administrative Committee; provided, the Participant will be deemed not to have a Financial Hardship to the extent that such hardship is or may be relieved:

          (a) Through reimbursement or compensation by insurance or otherwise;

          (b) By liquidation of the Participant’s assets, to the extent the liquidation of assets would not itself cause severe financial hardship; or

          (c) By cessation of deferrals under the Plan.

Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant’s child to college or the desire to purchase a home.

     1.20 401(k) PLAN shall mean the Affiliated Computer Services, Inc. 401(k) Plan, as amended from time to time, regardless of the 401(k) plan in which the Participant actually participates.

     1.21 INVESTMENT RETURN shall mean the amounts credited (as income, gains or appreciation on the deemed investments provided under Article IV) or charged (as losses or depreciation on the deemed investments provided under Article IV) to the balances in the Participant’s Accounts pursuant to Section 3.5.

     1.22 MATCHING CONTRIBUTIONS shall mean, for each Plan Year, the amount credited to a Participant’s Account pursuant to Section 3.3.

     1.23 PARTICIPANT shall mean any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II.

     1.24 PLAN shall mean the Affiliated Computer Services, Inc. 401(k)Supplemental Plan, as contained herein and all amendments hereto. For tax purposes and purposes of Title I of ERISA, the Plan is intended to be an unfunded, nonqualified deferred compensation plan covering certain designated employees who are within a select group of key management or highly compensated employees.

     1.25 PLAN YEAR shall mean the 12-consecutive month period ending on December 31 of each year. The first Plan Year shall be a short Plan Year beginning on the Effective Date, July 1, 2000, and ending on December 31, 2000.

     1.26 RETIREMENT shall mean the termination of employment with the Company and all other members of the Controlled Group on or after age fifty-five (55) with five (5) or more years of service (determined in accordance with the 401(k) Plan).

     1.27 SALARY shall mean an Employee’s regular annual salary.

     1.28 SURVIVING SPOUSE shall mean, with respect to a Participant, the person who is treated as married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant’s Surviving Spouse shall be made as of the date of such Participant’s death.

     1.29 TRUST OR TRUST AGREEMENT shall mean a separate agreement or agreements between the Controlling Company and the Trustee governing the creation of the Trust Fund, if any, and any amendments thereto.

     1.30 TRUSTEE shall mean the party or parties so designated from time to time pursuant to the terms of the Trust Agreement, if any.

     1.31 TRUST FUND shall mean the total amount of cash and other property held by the Trustee (or any nominee thereof) at any time under the Trust Agreement, if any.

     1.32 VALUATION DATE shall mean each Business Day.

ARTICLE II
ELIGIBILITY AND PARTICIPATION

     2.1 ELIGIBILITY.

          (a) ANNUAL PARTICIPATION. Each individual who is an Eligible Employee for a Plan Year as of the first day of such Plan Year shall be eligible to participate in the Plan for the entire Plan Year. Such individual’s participation shall become effective as of the first day of such Plan Year (assuming he satisfies the procedures for admission described below).

          (b) INTERIM PLAN YEAR PARTICIPATION. Each newly hired employee who becomes an Eligible Employee during a Plan Year shall be eligible to participate in the Plan for a portion of such Plan Year. Such individual’s participation shall become effective as of the Entry Date coinciding with or next following the date he becomes an Eligible Employee (assuming he satisfies the procedures for admission described below). If the newly Eligible Employee does not make a Deferral Election prior to the first Entry Date for which he is eligible, the newly Eligible Employee may make a Deferral Election to defer Compensation for services to be performed subsequent to the Deferral Election within thirty (30) days after the date the Employee first becomes an Eligible Employee.

     2.2 PROCEDURE FOR ADMISSION.

     Each Eligible Employee shall become a Participant for a Plan Year by completing such forms and providing such data in a timely manner, as are required by the Administrative Committee as a precondition of participation in the Plan. Such forms and data may include, without limitation, a Deferral Election, the Eligible Employee’s acceptance of the terms and conditions of the Plan, and the designation of a Beneficiary to receive any benefits payable hereunder.

     2.3 CESSATION OF ELIGIBILITY.

     The Administrative Committee may remove an employee from active participation in the Plan if, as of any day during a Plan Year, he ceases to satisfy the criteria that qualified him as an Eligible Employee, in which case his deferrals under the Plan shall cease. Even if his active participation in the Plan ends, an employee shall remain an inactive Participant in the Plan until the earlier of (i) the date the full amount of his Account (if any) is distributed from the Plan, or (ii) the date he again becomes an Eligible Employee and recommences participation in the Plan. During the period of time that an employee is an inactive Participant in the Plan his Account shall continue to be credited with Investment Return as provided for in Section 3.5.

ARTICLE III.
PARTICIPANTS’ ACCOUNTS: DEFERRALS AND CREDITING

     3.1 PARTICIPANTS’ ACCOUNTS.

          (a) ESTABLISHMENT OF ACCOUNTS. The Administrative Committee shall establish and maintain, on behalf of each Participant, an Account. The Account shall be credited with (i) the Participant’s Deferred Compensation, (ii) the Participant’s Matching Contributions, and (iii) Investment Return attributable to such Account.

          (b) NATURE OF CONTRIBUTIONS AND ACCOUNTS. The Deferred Compensation and the Matching Contributions and Investment Return credited to a Participant’s Account shall, at the Controlling Company’s election, either, (i) be represented solely by bookkeeping entries, and no moneys or other assets shall actually be set aside for such Participant or (ii) credited to a Trust established pursuant to Section 7.2. The Administrative Committee or the Board shall allocate the total liability to pay benefits under the Plan among the Controlling Company and the members of its Controlled Group comprising the Company in such manner and amount as the Administrative Committee or the Board (as applicable) in its sole discretion deems appropriate. Any assets, which may be acquired by the Controlling Company in anticipation of its obligations under the Plan, shall be part of the general assets of the Controlling Company. The Controlling Company’s obligation to pay benefits under the Plan constitutes a mere promise of the Controlling Company to pay such benefits, and a Participant or Beneficiary shall be and remain no more than an unsecured, general creditor of the Controlling Company.

     3.2 DEFERRAL ELECTIONS.

     Each Eligible Employee who is or becomes eligible to participate in the Plan for all or any portion of a Plan Year may elect to become an active Participant for such Plan Year by completing and delivering to the Controlling Company (or its designee) a Deferral Election setting forth the terms of his election and such other forms as required by the Administrative Committee. Subject to the terms and conditions set forth below, a Deferral Election shall provide for the reduction of an Eligible Employee’s Compensation paid during the Plan Year for which the Deferral Election is in effect. Each Participant shall make a Deferral Election for each Plan Year, with such Deferral Elections being made and effective at the times provided below. Subject to any modifications, additions or exceptions that the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following shall apply to such Deferral Elections:

          (a) EFFECTIVE DATE. A Participant’s initial Deferral Election with respect to his Compensation for any Plan Year shall be effective for the first paycheck earned after the date the Deferral Election becomes effective. To be effective, a Participant’s initial Deferral Election must be made within the time period prescribed by the Administrative Committee (generally, on or before the first day of the Plan Year, or, if later, on or before the Entry Date coinciding with or next following the date he first becomes eligible to participate in the Plan, subject to Section 2.1).

An Eligible Employee’s subsequent Deferral Election with respect to his Compensation for any Plan Year must be made on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate. If an Eligible Employee fails to submit a Deferral Election in a timely manner, he shall be deemed to have elected not to participate in the Plan for that Plan Year. Notwithstanding the foregoing, each Eligible Employee may make an initial Deferral Election for the Plan prior to or within the first thirty (30) days after (i) the Effective Date of the Plan or (ii) the Entry Date coinciding with or next following the date that the individual first becomes an Eligible Employee, provided that the initial Deferral Election shall be effective for the first paycheck earned after the date the Deferral Election is received.

          (b) TERM. Each Eligible Employee’s Deferral Election for a Plan Year shall remain in effect for all such Compensation paid during such Plan Year unless prior to the end of such Plan Year the Participant ceases to be an active Participant.

          (c) AMOUNT. An Eligible Employee may elect to defer his Compensation (i) payable as Base Pay by a minimum of 1 percent and a maximum of 15 percent and (ii) payable as Bonus by a minimum of 1 percent and a maximum of 50 percent (or such other minimum or maximum percentage and/or amount, if any, established by the Administrative Committee from time-to-time).

          (d) MINIMUM DEFERRAL AMOUNT. An Eligible Employee must elect to defer at least $2,000 of Compensation each Plan Year (or such other minimum or maximum percentage and/or amount, if any, established by the Administrative Committee from time-to-time). If an Eligible Employee’s deferral election is projected to result in less than an annual deferral of the minimum amount established under this Section, the Eligible Employee’s Deferral Election shall not be given effect and the Participant shall not be an active Participant for such Plan Year.

          (e) CREDITING OF DEFERRED COMPENSATION. For each Plan Year that a Participant has a Deferral Election in effect, the Administrative Committee shall credit the amount of such Participant’s Deferred Compensation to his Account on, or as soon as practicable after, the Valuation Date such amount would have been paid to him but for his Deferral Election.

     3.3 CREDITING OF MATCHING CONTRIBUTIONS.

          (a) MATCH. As of each Valuation Date within the Plan Year that Deferred Compensation is credited to the Participant’s Account (or such other date or time as the Administrative Committee, in its sole discretion, determines from time-to-time), a Matching Contribution attributable to such Deferred Compensation, if any, shall also be credited to the Participant’s Account. The Administrative Committee shall determine the amount of the Matching Contribution, if any, to be credited to each Participant’s Account. The amount of the Matching Contribution to be credited to a Participant, if any, shall be an amount equal to the Matching Contribution that would have been credited to the Participant under the 401(k) plan in which the Participant participates if the Participant’s Deferred Compensation payable as Base Pay had been contributed as 401(k) contributions to such plan, but which were not credited to such plan due to IRS limitations, provided that the Matching Contributions credited to the Participant’s Account for the Plan Year shall not exceed the maximum limits described in Section 3.3(b).

          (b) LIMITATIONS. Notwithstanding anything to the contrary contained herein, Matching Contributions shall not be credited to a Participant’s Account to the extent that doing so would cause the following limits to be exceeded:

               (1) Compensation shall not be taken into account to the extent it exceeds the limitation of Code Section 401(a)(17)$170,000 for 2000); and

               (2) The elective deferral limitation of Code Section 402(g) ($10,500 for 2000 shall be applied).

     3.4 DEBITING OF DISTRIBUTIONS.

     As of each Valuation Date, the Administrative Committee shall debit each Participant’s Account for any amount distributed from such Account since the immediately preceding Valuation Date.

     3.5 CREDITING OF INVESTMENT RETURN.

          (a) INVESTMENT RETURN. The Administrative Committee shall credit to each Participant’s Account as of each Valuation Date the amount of Investment Return applicable thereto for the period since the immediately preceding Valuation Date.

          (b) TIMING. Investment Return shall ordinarily be credited as of each Valuation Date, provided the Administrative Committee may, in its sole discretion, designate another date or dates for crediting of Investment Return.

     3.6 VESTING.

     A Participant shall at all times be fully vested in his Deferred Compensation and the Investment Return credited to his Account with respect to such Deferred Compensation. The Matching Contributions credited to a Participant’s Account and the Investment Return credited with respect thereto shall vest in accordance with the vesting schedule under the Affiliated Computer Services, Inc. Savings Plan, two “years of service” — 50% vested; three “years of service” — 100% vested. For purposes of determining “years of service” for this Plan, a Participant shall be credited with the same number of years of service as the Participant is credited with in the 401(k) plan in which the Participant participates. Notwithstanding the foregoing, a Participant shall become immediately 100 percent vested upon the occurrence of any of the following: (i) death, (ii) total and permanent disability (as defined in the ACS Long-Term Disability Plan), (iii) Retirement, or (iv) Change of Control of the Controlling Company.

If a Participant terminates employment with the Company and all Controlled Group Members before becoming 100 percent fully vested, the unvested portion of the Participant’s account shall be immediately forfeited.

A “Change of Control” shall have occurred if the Controlling Company is merged, consolidated, or reorganized into or with another person, entity, or group of entities under common control or if a majority of the outstanding capital stock or all or substantially all of the assets of the Controlling Company are sold to any other person, entity, or group of entities under common control and as a result of such merger, consolidation, reorganization, or sale of capital stock or assets, more than 51% of the combined voting power of the then outstanding voting securities of the surviving person or entity immediately after such transaction are held in the aggregate by a person, entity, or group of entities under common control who beneficially owned less than 51% of the combined voting power of the Company prior to such transaction.

Upon distribution of a Participant’s entire vested Account balance under Section 5.1, any unvested amounts in the Participant’s Account shall be immediately forfeited. Forfeitures shall be applied to pay administrative expenses of the Plan or to reduce Matching Contributions payable to the Plan, as determined by the Administrative Committee, in its sole discretion.

     3.7 NOTICE TO PARTICIPANTS OF ACCOUNT BALANCES.

     At least once for each Plan Year, the Administrative Committee shall cause a written statement of a Participant’s Account balance to be distributed to the Participant.

     3.8 GOOD FAITH VALUATION BINDING.

     In determining the value of the Accounts, the Administrative Committee shall exercise its best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries.

     3.9 ERRORS AND OMISSIONS IN ACCOUNTS.

     If an error or omission is discovered in the Account of a Participant or in the amount of a Participant’s deferrals, the Administrative Committee, in its sole discretion, shall cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission.

ARTICLE IV
PARTICIPANT DIRECTION OF ACCOUNT BALANCES

     4.1 SELECTION OF INVESTMENT FUNDS.

     From time to time, the Administrative Committee shall select two or more investment funds (the “Investment Funds”) for purposes of determining the Investment Return on amounts deemed invested in accordance with the terms of the Plan. The Administrative Committee will notify Participants in writing prior to the beginning of each Plan Year and at such other times as the Administrative Committee deems necessary or desirable of the Investment Funds available under the Plan for such Plan Year. The Administrative Committee may change, add or remove Investment Funds on a prospective basis at any time and in any manner it deems appropriate. In the discretion of the Administrative Committee, the Investment Funds available under the Plan for Participant direction may be mirrored by investment funds that are actually maintained under the Trust, if any, but shall not be required to do so. In the event that such investment funds are maintained under the Trust, the Trustee shall invest the assets of the Trust as directed by the Administrative Committee in accordance with the Trust Agreement.

     4.2 PARTICIPANT DIRECTION OF DEEMED INVESTMENTS.

     Each Participant generally may direct the manner in which his Account shall be deemed invested in and among the Investment Funds, provided, such investment directions shall be made in accordance with the following terms:

          (a) NATURE OF PARTICIPANT DIRECTION. The selection of Investment Funds by a Participant shall be for the sole purpose of determining the Investment Return to be credited to his Account, and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any Investment Fund or any other investment media. The Plan, as an unfunded, nonqualified deferred compensation plan, at no time shall have any actual investment of assets relative to the benefits or Account hereunder.

          (b) INVESTMENT OF CONTRIBUTIONS. Except as otherwise provided in this Section, each Participant may make an investment election prescribing the percentage of his future Deferred Compensation and Matching Contributions that will be deemed invested in each Investment Fund. An initial investment election of a Participant shall be made as of the date the Participant commences participation in the Plan and shall apply to all Deferred Compensation and Matching Contributions credited to such Participant’s Account after such date. Such Participant may make subsequent investment elections at such times as permitted by the Administrative Committee, and such elections shall apply to all such specified Deferred Compensation and Matching Contributions credited to such Participant’s Account after the effective date of such election. Any investment election timely and properly made pursuant to this subsection with respect to future contributions shall remain effective until changed by the Participant.

          (c) INVESTMENT OF EXISTING ACCOUNT BALANCES. Each Participant may make an investment election, effective as of the date the Participant commences participation in the Plan, prescribing a different percentage of his existing Account balances that will be deemed invested in each Investment Fund. Such Participant may make subsequent investment elections at such times as permitted by the Administrative Committee prescribing a different percentage of his existing Account balances that will be deemed invested in each Investment Fund. Each such election which is timely and properly made shall remain in effect until changed by such Participant.

          (d) PROCEDURES FOR INVESTMENT DIRECTION. Except as otherwise provided herein, with respect to deemed investments made available under the Trust, if any, the Administrative Committee (or its delegate) shall then relate to the Trustee the directions of each Participant as to which deemed investments are to be made for each Participant. The Participant’s directions, if any, shall be in a form and manner and in the minimum increments prescribed by the Administrative Committee. The Administrative Committee may, in its sole discretion, permit such Participant to communicate directly with the Trustee or his delegate to direct a change in the investment fund or funds in which his Account is invested. The Administrative Committee may prescribe the fund in which the Participants’ Account shall be deemed invested in the absence of a direction by any such Participant.

          (e) ADMINISTRATIVE COMMITTEE DISCRETION. The Administrative Committee shall have complete discretion to adopt and revise procedures to be followed in making such investment elections. Such procedures may include, but are not limited to, the process of making elections, the permitted frequency of making elections, the incremental size of elections, the deadline for making elections and the effective date of such elections. Any procedures adopted by the Administrative Committee that are inconsistent with the deadlines or procedures specified in this Section shall supersede such provisions of this Section without the necessity of a Plan amendment.

     4.3 PARTICIPATION DIRECTION NOT BINDING

     Notwithstanding any provision of the Plan to the contrary, neither the Administrative Committee nor the Trustee of the Trust, if any, shall be bound to follow investment directions of each Participant, but the Participant nevertheless shall be credited with the deemed performance in the deemed investment or investments selected by the Participant with respect to the Investment Funds made available under the Plan. The Company shall have the right, at any time and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust, if any.

ARTICLE V
PAYMENT OF ACCOUNT BALANCES

     5.1 BENEFIT PAYMENTS UPON TERMINATION OF SERVICE FOR REASONS OTHER THAN DEATH OR RETIREMENT.

     If a Participant terminates his employment with the Company and all other members of the Controlled Group for any reason other than death or Retirement, he (or his Beneficiary, if he dies after such termination of employment but before distribution of his Account) shall be entitled to received a distribution of the total of: (i) the entire vested amount credited to his Account, determined as of the Valuation Date coinciding with or next following the date on which the Participant terminated employment; plus (ii) the vested amount of Deferred Compensation and Matching Contributions, deferred and/or credited to his Account since such Valuation Date plus (iii) Investment Return on such amounts since such Valuation Date. The vested benefit payable to a Participant under this Section shall be distributed in a single lump sum cash payment as soon as administratively feasible after the date the Participant terminates his employment with the Company and all other members of the Controlled Group for any reason other than death or Retirement.

     5.2 BENEFITS PAYABLE UPON DEATH.

     If a Participant dies before payment of his benefit from the Plan is made or commenced, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee shall be entitled to receive a distribution of the total of (i) the entire vested amount credited to such Participant’s Account, determined as of the Valuation Date coinciding with or next following the date of the Participant’s death; plus (ii) the vested amount of Compensation and Matching Contributions, deferred and/or credited to his Account since such Valuation Date plus (iii) Investment Return on such amounts since such Valuation Date. The benefit shall be distributed to such Beneficiary or Beneficiaries, as soon as administratively feasible after the date of the Participant’s death, in the form of a single lump sum payment.

     5.3 RETIREMENT BENEFITS.

     If a Participant terminates his employment with the Company and all other members of the Controlled Group due to Retirement, he (or his Beneficiary, if he dies after such termination of employment but before full distribution of his Account) shall be entitled to receive or begin receiving a distribution of the total of: (i) the entire vested amount credited to his Account, determined as of the Valuation Date coinciding with or next following the date on which such Participant terminated employment; plus (ii) the vested amount of Deferred Compensation and Matching Contributions, deferred and/or credited to his Account since such Valuation Date plus (iii) Investment Return on such amounts since such Valuation Date. The vested benefit payable to a Participant under this Section shall be distributed or distribution shall commence as soon as administratively feasible after the Participant’s Retirement and shall be payable in one of the following forms:

          (a) SINGLE-SUM PAYMENT. Except as provided in subsection (b) hereof the benefit payable to a Participant following Retirement shall be distributed in the form of a single lump sum payment.

          (b) ANNUAL INSTALLMENTS. A Participant may elect, at the time he makes his initial Deferral Election, to have his benefit payable in the event of Retirement paid in the form of annual installment payments. The following terms and conditions shall apply to installment payments made under the Plan:

               (1) The installment payments shall be made annually as soon as practicable after December 31st of each year during the installment term (the first installment shall be paid as soon as practicable after the Participant’s termination of employment). The installment term shall be either a five (5) year period or a ten (10) year period, as elected by the Participant at the time of his Initial Election. The initial value of the obligation for the installment payments shall be equal to the amount of the Participant’s Account balance calculated in accordance with the terms of this Section 5.3 and the amount of the initial installment payment shall be an amount equal to 1/5th or 1/10th, as the case may be, of such value. The amount of each subsequent installment shall be determined by dividing the Participant’s remaining Account balance as of the preceding December 31st by the number of remaining installments.

               (2) If a Participant dies after payment of his benefit from the Plan has begun, but before his entire benefit has been distributed, the remaining amount of his Account balance shall be distributed to the Participant’s designated Beneficiary in the form of a single lump sum payment.

               (3) Notwithstanding anything to the contrary contained herein, if the Account balance of the Participant as of the Valuation Date coinciding with or next following the date of the Participant’s Retirement is $50,000 or less, the entire benefit shall be paid in a single lump sum cash payment as soon as practicable following the date of the Participant’s Retirement as provided in Section 5.3(a).

     5.4 IN SERVICE DISTRIBUTIONS.

     At the time a Participant makes a Deferral Election, the Participant may elect to have all or a portion of his Account balance attributable to his Deferred Compensation credited pursuant to such Deferral Election paid in a specified future year that is not earlier than the third Plan Year after the Plan Year for which such Deferral Election applies. A Participant may make a separate election under this Section 5.4 for each annual Deferral Election. After a Participant makes his Deferral Election choosing a Plan Year for payment, a Participant may not subsequently elect to change the time of payment specified in such Deferral Election.

Provided that the Participant has not terminated employment prior to the time for payment of a portion of his Deferred Compensation subject to this Section 5.4, the applicable portion of his Account balance shall be paid to the Participant as soon as administratively practicable after January 1st of the Plan Year chosen by the Participant. If the Participant has terminated employment with the Company and all other members of the Controlled Group prior to the time for payment of a portion of his Account under this Section 5.4, the time of payment shall be accelerated and paid in accordance with the provisions of Sections 5.1, 5.2 or 5.3, as applicable. In no event, shall a Participant be permitted to have any portion of his Account attributable to Matching Contributions paid prior to his termination of employment with the Company and all members of the Controlled Group.

It is expressly contemplated that a Participant may elect separate, fixed payment dates with regard to all or a portion of the annual Deferral Election for each Plan Year. Notwithstanding anything to the contrary contained herein, the Administrative Committee may establish limits on the payment dates available to Participants.

     5.5 ACCELERATED DISTRIBUTIONS.

     Subsequent to making a Deferral Election and prior to the time that payment is to commence under this Article V, a Participant may elect to have the accelerated payment of part or all of his vested Account balance. Upon receipt of an application for an accelerated distribution and approval of the distribution by the Administrative Committee, made in its sole discretion, the Controlling Company shall pay the accelerated distribution to such Participant. Such distribution shall be paid in a single lump sum payment as soon as administratively practicable after the Administrative Committee approves the distribution. In determining whether or not to approve an accelerated distribution, the Committee shall treat similarly situated Participants similarly.

Effective with the date of distribution, the Participant’s Deferral Election shall be discontinued and the Participant shall not be permitted to elect to defer any additional Compensation for the remainder of that Plan Year and all of the following Plan Year. Upon payment, the amount of such distribute on, plus an additional 10% of such amount, shall be deducted from the Participant’s Account balance in accordance with Section 3.4. The additional 10% deducted and any unvested portions of the Participant’s Account Balance associated with the accelerated distribution amount from the Account of a Participant receiving an accelerated distribution under this Section 5.5 shall be added to forfeitures and applied as provided in Section 3.6.

     5.6 HARDSHIP DISTRIBUTIONS.

     Upon receipt of an application for a hardship distribution, the Administrative Committee shall make a decision, in its sole discretion, whether the Participant has suffered a Financial Hardship and the distribution amount necessary to satisfy the Financial Hardship. If the Administrative Committee determines that the Participant has suffered a Financial Hardship, distribution of the amount determined to be necessary to satisfy the Financial Hardship shall be made in a single lump sum payment as soon as administratively feasible after the Administrative Committee’s determination. The amount of such distribution shall reduce the Participant’s Account balance as provided in Section 3.4.

     5.7 BENEFICIARY DESIGNATION.

          (a) GENERAL. Participants shall designate and from time to time may redesignate their Beneficiaries in such form and manner as the Administrative Committee may determine.

          (b) NO DESIGNATION OR DESIGNEE DEAD OR MISSING. In the event that:

               (1) a Participant dies without designating a Beneficiary;

               (2) the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

               (3) the Beneficiary designated by a Participant cannot be located by the Administrative Committee within one (1) year from the date benefits are to be paid to such person; then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under the Plan shall be the Participant’s Surviving Spouse, if any, and if not, the estate of the Participant.

     5.8 TAXES.

     If the whole or any part of any Participant’s or Beneficiary’s benefit hereunder shall become subject to any estate, inheritance, income or other tax which the Company shall be required to pay or withhold, the Company shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant or Beneficiary whose interests hereunder are so affected. Prior to making any payment, the Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

ARTICLE VI
CLAIMS

     6.1 CLAIMS.

          (a) INITIAL CLAIM. Claims for benefits under the Plan may be filed with the Administrative Committee on forms or in such other written documents, as the Administrative Committee may prescribe. The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within ninety (90) days after the application therefore is filed In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

          (b) APPEAL. Any Participant or Beneficiary who has been denied a benefit shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. The claimant (or his duly authorized representative) may review pertinent documents related to the Plan and in the Administrative Committee’s possession in order to prepare the appeal. The request for review, together with written statement of the claimant’s position, must be filed with the Administrative Committee no later than sixty (60) days after receipt of the written notification of denial of a claim provided for in subsection (a). The Administrative Committee’s decision shall be made within sixty (60) days following the filing of the request for review. If unfavorable, the notice of the decision shall explain the reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

          (c) SATISFACTION OF CLAIMS. Any payment to a Participant or Beneficiary shall to the extent thereof be in full satisfaction of all claims hereunder against the Administrative Committee and the Company, any of whom may require such Participant or Beneficiary, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Administrative Committee or the Company. If receipt and release is required but the Participant or Beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, the payment of any affected distribution may be delayed until the Administrative Committee or the Company receive a proper receipt and release.

     6.2 EXHAUSTION OF ADMINISTRATIVE REMEDIES.

     No action at law or in equity may be brought to recover under this Plan until all administrative remedies under the Plan have been exhausted . If a claimant fails to file a timely claim or, if a claim is denied, fails to timely appeal to the Administrative Committee and timely request review by the Administrative Committee in accordance with the procedures outlined here in, such claimant shall have no rights of review and shall have no right to bring any action in any court and the claim decision shall become final and binding on all persons for all purposes.

     6.3 ACTION FOR RECOVERY.

     No action at law or in equity may be brought for recovery under this Plan sooner than the date that the Plan’s administrative appeals pursuant to Section 6.1 have been exhausted nor later than two (2) years from the time the claim for benefit was made.

     6.4 PARTICIPANT’S RESPONSIBILITIES.

     Each Participant shall be responsible for providing the Administrative Committee with the Participant’s and each Beneficiary’s current address. Any notices required or permitted to be given hereunder shall be deemed given if directed to such address and mailed by regular United States mail. The Administrative Committee and the Company shall not have any obligation or duty to locate a Participant or Beneficiary. In the event that a Participant or Beneficiary becomes entitled to a payment under this Plan and such payment is delayed or cannot be made:

          (a) because the current address according to Company records is incorrect;

          (b) because the Participant, Dependent or Beneficiary fails to respond to the notice sent to the current address according to Company records;

          (c) because of conflicting claims to such payments; or

          (d) because of any other reason;

the amount of such payment, if and when made, shall be determined under the provisions of this Plan without payment of any Investment Return for the period of delay.

     6.5 UNCLAIMED BENEFITS.

     If, within twelve (12) months after any amount becomes payable hereunder to a Participant or Beneficiary and the same shall not have been claimed or any check issued under the Plan remains uncashed, provided reasonable care shall have been exercised in attempting to make such payments, the amount thereof shall be forfeited and shall cease to be a liability of the Plan. Notwithstanding the foregoing, if the Participant or Beneficiary thereafter makes a claim for benefit in accordance with this Article VI, the amount payable shall be restored and shall be paid to the Participant or Beneficiary without payment of any Investment Return from the date of forfeiture. The amount forfeited under this Section 6.6 shall be added to forfeitures and applied as provided in Section 3.6.

ARTICLE VII
SOURCE OF FUNDS: TRUST

     7.1 SOURCE OF FUNDS.

     Except as provided in this Section and Section 7.2, the Company shall provide the benefits described in the Plan from the general assets of the Company. The Controlling Company may, but shall not be required to, establish a Trust and may pay over funds from time to time to such Trust (as described in Section 7.2), and, to the extent that funds in such Trust allocable to the benefits payable under the Plan are sufficient, the Trust assets shall be used to pay benefits under the Plan. If such Trust assets are not sufficient to pay all benefits due under the Plan, then the Company shall have the obligation, and the Participant or Beneficiary, who is due such benefits, shall look to the Company to provide such benefits. The Administrative Committee shall allocate the total liability to pay benefits under the Plan among the Controlling Company and the members of its Controlled Group comprising the Company in such manner and amount as the Administrative Committee or the Board (as applicable) in its sole discretion deems appropriate. To the extent that either the Company or the Trust pays an amount to the Participant or a Beneficiary, such payment shall operate as a complete discharge for such amount.

     7.2 TRUST.

     The Controlling Company may transfer all or any portion of the funds necessary to fund benefits accrued hereunder to the Trustee to be held and administered by the Trustee pursuant to the terms of the Trust Agreement. The assets contributed for the Eligible Employees of each Company, and earnings and losses thereon, shall be accounted for separately under the Trust. The assets held by the Trust, to the extent attributable to contributions for the Eligible Employees of a given Company, are and shall remain at all times subject to the claims of the general creditors of such Company. No Participant or Beneficiary shall have any interest in the assets held by the Trust or in the general assets of the Company other than as a general, unsecured creditor. Accordingly, the Controlling Company shall not grant a security interest in the assets held by the Trust in favor of the Participants, Beneficiaries or any creditor.

ARTICLE VIII
ADMINISTRATIVE COMMITTEE

     8.1 ACTION.

     Action of the Administrative Committee may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action If a member of the committee is a Participant or Beneficiary, he shall not participate in any decision which solely affects his own benefit under the Plan. For purposes of administering the Plan, the Administrative’ Committee shall choose a secretary who shall keep minutes of the committee’s proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or any other written direction on behalf of the Administrative Committee.

     8.2 RIGHTS AND DUTIES.

     The Administrative Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

          (a) To construe, interpret and administer the Plan;

          (b) To make determinations required by the Plan, and to maintain records regarding Participants’ and Beneficiaries’ benefits hereunder;

          (c) To compute and certify to the Controlling Company or the Trustee, if any, the amount and kinds of benefits payable to Participants and Beneficiaries, and to determine the time and manner in which such benefits are to be paid;

          (d) To authorize all disbursements by the Controlling Company pursuant to the Plan;

          (e) To maintain all the necessary records of the administration of the Plan;

          (f) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

          (g) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder;

          (h) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

The Administrative Committee shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

     8.3 COMPENSATION, INDEMNITY AND LIABILITY.

     The Administrative Committee and its members shall serve as such without bond and without compensation for services hereunder. All expenses of the Administrative Committee shall be paid by the Company. No member of the committee shall be liable for any act or omission of any other member of the committee, nor for any act or omission on his own part, excepting his own willful misconduct. The Company shall indemnify and hold harmless the Administrative Committee and each member thereof against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the committee, excepting only expenses and liabilities arising out of his own willful misconduct.

ARTICLE IX
AMENDMENT AND TERMINATION

     9.1 AMENDMENTS.

          (a) The Controlling Company, through action of the Board, shall have the right, in its sole discretion, to amend the Plan in whole or in part at any time and from time to time. Any amendment shall be in writing and executed by a duly authorized officer of the Controlling Company. An amendment to the Plan may modify its terms in any respect whatsoever, and may include, without limitation, a permanent or temporary freezing of the Plan such that the Plan shall remain in effect with respect to existing Account balances without permitting any new contributions, provided, no such action may reduce the amount already credited to a Participant’s Account without the affected Participant’s written consent. All Participants and Beneficiaries shall be bound by such amendment.

          (b) The Administrative Committee may make administrative amendments to the Plan including but not limited to amendments to clarify the Plan language and to simplify and implement various administrative procedures, including matters relating to the calculation of benefits and payments to Beneficiaries, which the Administrative Committee determines are consistent with the purpose and intent of the Plan.

     9.2 TERMINATION OF PLAN.

     The Controlling Company expects to continue the Plan but reserves the right to discontinue and terminate the Plan at any time, for any reason. Any action to terminate the Plan shall be taken by the Board in the form of a written Plan amendment executed by a duly authorized officer of the Controlling Company. If the Plan is terminated, each Participant shall become 100 percent vested in his Account which shall be distributed in a single-sum as soon as practicable after the date the Plan is terminated. The amount of any such distribution shall be determined as of the date such termination distribution is processed. Such termination shall be binding on all Participants and Beneficiaries.

ARTICLE X
MISCELLANEOUS

     10.1 TAXATION.

     It is the intention of the Company that the benefits payable hereunder shall not be deductible by the Company nor taxable for federal income tax purposes to Participants or Beneficiaries until such benefits are paid by the Company, or the Trust, as the case may be, to such Participants or Beneficiaries. When such benefits are so paid, it is the intention of the Company that they shall be deductible by the Company under Code Section 162.

     10.2 WITHHOLDING.

     All payments made to a Participant or Beneficiary hereunder shall be reduced by any applicable federal, state or local withholding or other taxes or charges as may be required under applicable law.

     10.3 NO EMPLOYMENT CONTRACT.

     Nothing herein contained is intended to be nor shall be construed as constituting a contract or other arrangement between the Company and any Participant to the effect that the Participant will be employed by the Company for any specific period of time.

     10.4 HEADINGS.

     The headings of the various articles and sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a section shall refer to a section of the Plan unless specified otherwise.

     10.5 GENDER AND NUMBER.

     Use of any gender in the Plan will be deemed to include all genders when appropriate, and use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.

     10.6 ASSIGNMENT OF BENEFITS.

     Neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of the Participant’s or any other person’s bankruptcy or insolvency.

     10.7 LEGALLY INCOMPETENT.

     The Administrative Committee, in its sole discretion, may direct that payment be made to an incompetent or disabled person, whether because of minority or mental or physical disability, to the guardian of such person or to the person having custody of such person, without further liability on the part of the Company for the amount of such payment to the person on whose account such payment is made.

     10.8 GOVERNING LAW.

     The Plan shall be construed, administered and governed in all respects in accordance with applicable federal law (including ERISA) and, to the extent not preempted by federal law, in accordance with the laws of the State of Texas. Exclusive jurisdiction and venue of all disputes arising out of and relating to the Plan shall be in any court of appropriate jurisdiction in Dallas County, Texas.

     10.9 SEVERABILITY.

     If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included herein.

     10.10 OVERPAYMENTS.

     If for any reason, any benefit under this Plan is erroneously paid to a Participant or Beneficiary, the Participant or Beneficiary, as the case may be, shall be responsible for refunding the overpayment to this Plan. The refund shall be a lump-sum payment paid directly by the Participant or Beneficiary, a reduction of the amount of future benefits otherwise payable, or any other method which the Administrative Committee shall deem appropriate, including payroll deduction in which case the Participant shall execute such forms authorizing payroll deduction as the Administrative Committee shall request.

     10.11 ENTIRE PLAN.

     This document constitutes the entire Plan and there are no oral items or conditions to the contrary. Any change, modification or amendment to the Plan must be in writing.

     IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by its duly authorized officer effective as of the 1st day of July, 2000.

AFFILIATED COMPUTER SERVICES, INC.

By:	/s/ LORA VILLAREAL

Title:	SR. VP – HR

AMENDMENT
TO AFFILIATED COMPUTER SERVICES, INC.
401(K) SUPPLEMENTAL SAVINGS PLAN

     WHEREAS, Affiliated Computer Services, Inc. (the “Company”) maintains the Affiliated Computer Services, Inc. 401(k) Supplemental Savings Plan (“Plan”) and

     WHEREAS, the Company desires to amend certain provisions of the Plan to clarify that the disposition of a Company subsidiary by stock sale shall constitute a termination of employment with the controlled group of the employees of such subsidiary for purposes of the plan, that such disposition shall be a distributable event under the Plan;

     NOW THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2003:

1. Section 5.1 of the Plan is amended to read in its entirety as follows:

               “If a Participant terminates his employment with the Company and all other members of the Controlled Group for any reason (including the consummation of any transaction that causes such Participant’s employer to no longer be a member of the Controlled Group), other than death or Retirement, he (or his Beneficiary, if he dies after such termination of employment but before distribution of his Account) shall be entitled to receive a distribution of the total of: (i) the entire vested amount credited to his Account, determined as of the Valuation Date coinciding with or next following the date on which the participant terminated employment; plus (ii) the vested amount of Deferred Compensation and Matching Contributions, deferred and/or credited to his Account since such Valuation Date; plus (ii) Investment Return on such amounts since such Valuation Date. The vested benefit payable to a Participant under this Section shall be distributed in a single lump sum cash payment as soon as administratively feasible after the date the Participant terminates his employment with the Company and all other members of the Controlled Group in accordance with this section 5.1.”

END OF AMENDMENT

     IN WITNESS WHEREOF, the undersigned has executed this Amendment on this the 15th day of August 2003, to be effective as provided herein.

Affiliated Computer Services, Inc.

By:	/s/ LORA VILLAREAL
Its:	Sr. V.P. – HR

AMENDMENT
TO
ACS SUPPLEMENTAL SAVINGS PLAN

WHEREAS, Affiliated Computer Services, Inc. (the “Company”) maintains the ACS Supplemental Savings Plan (the “Plan”);

WHEREAS, the Company desires that the Plan be amended before the 2004 and 2005 open enrollment seasons to make certain modifications to enhance the flexibility of the Plan;

WHEREAS, the Company desires that the Plan be amended to conform certain Plan provisions applicable to ACS Commercial (“Commercial”) and ACS Government (“Government”) business units with certain Plan provisions applicable to eligible employees of ACS State and Local Solutions, Inc. (“SLS”);

NOW THEREFORE, the Plan is amended as follows:

1. The Plan is amended to allow eligible employees of the Commercial and Government business units to participate in the Plan effective January 1, 2004 as follows:

a. Eligible employees in the Commercial and Government business units may defer up to 100% of base pay and up to 100% of bonus per plan year provided that the maximum amount of base pay or bonus that can be deferred by a participating Commercial or Government business unit employee in any given plan year will be reduced by required withholding of any and all applicable federal, state or other taxes, and normal benefit deductions, including 401(k) and health and welfare contributions;

b. The Plan is amended to allow eligible Commercial or Government business unit employees to make deferrals of base pay either:

i) A fixed amount or a fixed percentage of base pay into the Plan;

ii) Sequentially into the ACS Savings Plan or ACS Government Savings Plan until such time as additional deferrals into the ACS Savings Plan or ACS Government Savings Plan are prohibited due to certain plan limits, Company imposed caps or § 402(g) and then make deferrals into the Plan; or

iii) Simultaneously into the Plan and the ACS Savings Plan or ACS Government Savings Plan. In the event deferrals into the ACS Savings Plan or ACS Government Savings Plan reach certain plan limits, Company imposed caps, or the § 402(g) limit, subsequent deferrals would be made solely into the Plan.

     2. Section 1.17 is amended to read as follows:

     “1.17 Entry Date shall mean the first day of every year during the period in which the Plan remains in effect and, with respect to employees of newly acquired businesses only, such other date as may be determined by the Administrative Committee.”

     3. Section 2.2 is amended to read as follows:

     “2.2 Procedure for Admission.

     Each Eligible Employee shall become a Participant in the Plan by completing such forms and providing such data in a timely manner, as are required by the Administrative Committee as a precondition of participation in the Plan. Such forms and data may include, without limitation, a Deferral Election, the Eligible Employee’s acceptance of the terms and conditions of the Plan, and the designation of a Beneficiary to receive any benefits payable hereunder.”

     4. Section 3.2 is amended to read as follows:

     “3.2 Deferral Elections.

     Each Eligible Employee who is or becomes eligible to participate in the Plan for all or any portion of a Plan Year may elect to become an active Participant for such Plan Year by completing and delivering to the Controlling Company (or its designee) a Deferral Election setting forth the terms of his election and such other forms as required by the Administrative Committee. Subject to the terms and conditions set forth below, a Deferral Election shall provide for the reduction of an Eligible Employee’s Compensation paid during the Plan Year for which the Deferral Election is in effect. Subject to any modifications, additions or exceptions that the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following shall apply to such Deferral Elections:

          (a) Effective Date. A Participant’s initial Deferral Election with respect to his Compensation for any Plan Year shall be effective for the first paycheck earned after the date the Deferral Election becomes effective. To be effective, a Participant’s initial Deferral Election must be made within the time period prescribed by the Administrative Committee (generally, on or before the first day of the Plan Year, or, if later, on or before the Entry Date coinciding with or next following the date he first becomes eligible to participate in the Plan, subject to Section 2.1). An Eligible Employee’s initial Deferral Election with respect to his Compensation for a Plan Year shall remain in effect for each subsequent Plan Year unless revoked, or modified and such modification must be made on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to modify his Deferral Election. Notwithstanding the foregoing, each Eligible Employee may make an initial Deferral Election for the Plan prior to or within the first thirty (30) days after (i) the Effective Date of the Plan or (ii) the Entry Date coinciding with or next following the date that the individual first becomes an Eligible Employee, provided that the initial Deferral Election shall be effective for the first paycheck earned after the date the Deferral Election is received.

          (b) Term. Each Eligible Employee’s Deferral Election for a Plan Year shall remain in effect for all such Compensation paid during such Plan Year unless prior to the end of such Plan Year the Participant ceases to be an active Participant.

          (c) Deleted In Its Entirety.

          (d) Minimum Deferral Amount. An Eligible Employee must elect to defer at least $2,000 of Compensation each Plan Year (or such other minimum or maximum percentage and/or amount, if any, established by the Administrative Committee from time-to-time). If an Eligible Employee’s deferral election is projected to result in less than an annual deferral of the minimum amount established under this Section, the Eligible Employee’s Deferral Election shall not be given effect and the Participant shall not be an active Participant for such Plan Year.

          (e) Crediting of Deferred Compensation. For each Plan Year that a Participant has a Deferral Election in effect, the Administrative Committee shall credit the amount of such Participant’s Deferred Compensation to his Account on, or as soon as practicable after, the Valuation Date such amount would have been paid to him but for his Deferral Election.”

     5. Section 3.3(a) is amended to read as follows:

     “3.3 Crediting of Matching Contributions.

          (a) Match. As of each Valuation Date within the Plan Year that Deferred Compensation is credited to the Participant’s Account (or such other date or time as the Administrative Committee, in its sole discretion, determines from time-to-time), a Matching Contribution attributable to such Deferred Compensation, if any, shall also be credited to the Participant’s Account. The Administrative Committee shall determine the amount of the Matching Contribution, if any, to be credited to each Participant’s Account. The amount of the Matching Contribution to be credited to a Participant, if any, shall be an amount equal to the difference between (i) the matching contribution that would have been credited to the Participant under the 401(k) plan in which the Participant participates if the Participant’s Deferred Compensation payable as Base Pay had been contributed as 401(k) contributions to such plan, but which were not credited to such plan due to IRS limitations and Company imposed caps, and (ii) the amount of matching contribution actually contributed to the 401(k) plan. Notwithstanding the foregoing, the Matching Contributions credited to the Participant’s Account for the Plan Year shall not exceed the maximum limits described in Section 3.3(b).”

6. Article V is hereby amended by modifying Sections 5.3(a) and (b) and adding Section 5.3(c) to read as follows:

“(a) Single-Sum Payment. Except as provided in subsections (b) and (c) hereof the benefit payable to a Participant following Retirement shall be distributed in the form of a single lump sum payment.”

“(b) Annual Installments. A Participant may elect, at the time he makes his initial Deferral Election, to have his benefit payable in the event of Retirement paid in the form of annual installment payments. The following terms and conditions shall apply to installment payments made under the Plan:

(1) The installment payments shall be made annually as soon as practicable after December 31st of each year during the installment term (the first installment shall be paid as soon as practicable after the Participant’s termination of employment). The installment term shall be no less than a two (2) year period or greater than a fifteen (15) year period, as elected by the Participant at the time of his Initial Election. The initial value of the obligation for the installment payments shall be equal to the amount of the Participant’s Account balance calculated in accordance with the terms of this Section 5.3 and the amount of the initial installment payment shall be an amount between 1/2 or 1/15th, as the case may be, of such value. The amount of each subsequent installment shall be determined by dividing the Participant’s remaining Account balance as of the preceding December 31st by the number of remaining installments.

(2) If a Participant dies after payment of his benefit from the Plan has begun, but before his entire benefit has been distributed, the remaining amount of his Account balance shall be distributed to the Participant’s designated Beneficiary in the form of a single lump sum payment.

(3) Notwithstanding anything to the contrary contained herein, if the Account balance of the Participant as of the Valuation Date coinciding with or next following the date of the Participant’s Retirement is $50,000 or less, the entire benefit shall be paid in a single lump sum cash payment as soon as practicable following the date of the Participant’s Retirement as provided in Section 5.3(a).

(4) A Participant shall be permitted to change his election of annual installment payments at any time by filing a new Deferral Election reflecting a new installment payment election (or by following such procedures as are set by the Plan Administrator regarding using the Participant website, when available), provided such request for change is made at least thirteen (13) months prior to the Participant’s date of Retirement. Any change to installment payments made within thirteen months of Retirement shall be null and void, and the most recent election which is dated at least thirteen months prior to Retirement will be in effect. If no such election is in effect, then distribution shall be made in a single lump sum.”

“(c) Partial Lump Sum and Partial Annual Installments. A Participant may elect, at the time he makes his initial Deferral Election, to have his benefit payable in the event of Retirement paid in the form of a partial lump sum and the remaining balance paid in the form of annual installment payments. The partial lump sum shall be paid as soon as administratively feasible after the Participant’s Retirement. The following terms and conditions shall apply to installment payments paid after the lump sum payment made under the Plan:

(1) The installment payments shall be made annually as soon as practicable after December 31st of each year during the installment term (the first installment shall be paid as soon as practicable after December 31st of the year of the installment term). The installment term shall be no less than a two (2) year period or greater than a fifteen (15) year period, as elected by the Participant at the time of his Initial Election. The initial value of the obligation for the installment payments shall be equal to the amount of the Participant’s Account balance remaining after payment of the partial lump sum calculated in accordance with the terms of this Section 5.3 and the amount of the initial installment payment shall be an amount between 1/2 or 1/15th, as the case may be, of such value. The amount of each subsequent installment shall be determined by dividing the Participant’s remaining Account balance as of the preceding December 31st by the number of remaining installments.

(2) If a Participant dies after payment of his benefit from the Plan has begun, but before his entire benefit has been distributed, the remaining amount of his

Account balance shall be distributed to the Participant’s designated Beneficiary in the form of a single lump sum payment.

(3) Notwithstanding anything to the contrary contained herein, if the Account balance of the Participant as of the Valuation Date coinciding with or next following the date of the Participant’s Retirement is $50,000 or less, the entire benefit shall be paid in a single lump sum cash payment as soon as practicable following the date of the Participant’s Retirement as provided in Section 5.3(a).

(4) A Participant shall be permitted to change his election of annual installment payments at any time by filing a new Deferral Election reflecting a new installment payment election (or by following such procedures as are set by the Plan Administrator regarding using the Participant website, when available), provided such request for change is made at least thirteen (13) months prior to the Participant’s date of Retirement. Any change to installment payments made within thirteen months of Retirement shall be null and void, and the most recent election which is dated at least thirteen months prior to Retirement will be in effect. If no such election is in effect, then distribution shall be made in a single lump sum.”

     7. The effective dates for the provisions of this Amendment are as follows:

a.	Sections 1, 2, 5 and 6 are effective January 1, 2004.

b.	Sections 3 and 4 are effective January 1, 2005.

[SIGNATURE ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Amendment on the 6th day of November 2003, to be effective as provided herein.

Affiliated Computer Services, Inc.

By:	/s/ LORA VILLAREAL

Name:	Lora Villareal
Its:	Senior Vice President – HR

AMENDMENT

TO

AFFILIATED COMPUTER SERVICES, INC.

401(k) SUPPLEMENTAL PLAN

WHEREAS, Affiliated Computer Services, Inc. (the “Company”) maintains the Affiliated Computer Services, Inc. 401(k) Supplemental Plan (the “Plan”);

WHEREAS, the Company desires that the Plan be amended to change the Plan’s name to the “ACS Supplemental Savings Plan” and to make certain other modifications to enhance the flexibility of the Plan;

WHEREAS, the Company desires that the Plan be amended to reflect the participation of eligible employees of ACS State and Local Solutions, Inc. (“SLS”) and modifications to the Plan affecting these employees;

NOW THEREFORE, the Plan is amended as follows:

1. The Plan shall hereinafter be called the “ACS Supplemental Savings Plan”.

2. The Plan is amended to allow eligible employees of SLS to participate in the Plan effective January 1, 2002 as follows:

1. The Plan is amended to reflect the matching contribution formula applicable to SLS employees under the ACS Savings Plan;

2. SLS employees who were employed by SLS on January 1, 2002 shall be fully vested in their contributions under the Plan and SLS employees hired after January 1, 2002 shall have matching contributions and the investment return credited with respect thereto vest in accordance with the ACS Savings Plan (less than 2 years of service = 0%; 2 years of service but less than 3 years of service = 50%; and 3 or more years of service = 100%);

3. The Plan is amended to allow SLS employees to defer up to 100% of base pay and bonus per plan year provided that the maximum amount of base pay or bonus that can be deferred by a participating SLS employee in any given plan year will be reduced by required withholding of any and all applicable federal, state or other taxes, and normal benefit deductions, including 401(k) and health and welfare contributions;

4. The Plan is amended to allow SLS employees to make deferrals of base pay either:

1. Solely into the Plan;

2. Sequentially into the ACS Savings Plan until such time as additional deferrals into the ACS Savings Plan are prohibited due to certain plan limits or § 402(g) and then make deferrals into the Plan; or

3. Simultaneously into the Plan and the ACS Savings Plan. In the event deferrals into the ACS Savings Plan reach the 402(g) limit, subsequent deferrals would be made solely into the Plan.

5. The Plan is amended to include a one year eligibility period for SLS employees before a SLS employee may receive matching contributions. For this purpose, service is determined the same as under the ACS Savings Plan as applicable to SLS employees.

3. Article I is hereby amended by adding Sections 1.21, 1.22, and 1.23 to read as follows:

“1.21 In-Service Distribution. In-Service Distribution shall mean a payment by the Company to the Participant following a date elected by the Participant (the “In-Service Distribution Date”) of the amount represented by the account balance in the In-Service Account pertaining to that In-Service Distribution. In-Service Distributions shall be made in accordance with Participants’ In-Service Distribution form of payment election.”

“1.22 In-Service Account. In-Service Account shall mean a division of the Participant’s Account maintained as a separate sub-Account, created whenever a Participant elects a new In-Service Distribution Date (not already established with an Account) with respect to a portion, or all, of his or her deferral contributions, to which such portion of deferral specified by the Participant is credited and deemed invested in the investment funds elected by the Participant for each In-Service Account.”

“1.23 In-Service Distribution Date. In-Service Distribution Date shall mean the date selected by the Participant, following which the In-Service Distribution account balance corresponding to that In-Service Distribution Date shall be distributed in accordance with the Plan.”

4. Article I, existing Sections 1.21 through 1.32 are hereby renumbered to Sections 1.24 through 1.35 respectively.

5. V, Section 5.3 is hereby amended by adding the following sub-section (b)(4):

“A Participant shall be permitted to change his election of annual installment payments at any time by filing a new Deferral Election reflecting a new installment payment election (or by following such procedures as are set by the Plan Administrator regarding using the Participant website, when available), provided such request for change is made at least thirteen (13) months prior to the Participant’s date of Retirement. Any change to installment payments made within thirteen months of Retirement shall be null and void, and the most recent election which is dated at least thirteen months prior to Retirement will be in effect. If no such election is in effect, then distribution shall be made in a single lump sum.”

6. Article V, Section 5.4 is hereby deleted in its entirety and replaced by the following:

“5.4 The annual Deferral Election shall also indicate the Participant’s election of In-Service Distribution Date(s) (if any). An In-Service Distribution election shall pertain to such portion of Deferred Compensation for the Plan Year as elected by the Participant and shall cause an In-Service Account to be established (unless such Account already exists), to which such portion of Deferred Compensation shall be credited. In the event an In-Service Account has already been established for the In-Service Distribution Date referred to in the Deferral Election, such portion of Deferred Compensation shall be credited to the existing In-Service Account.”

“(a) A Participant may maintain up to four (4) In-Service Accounts.”

“(b) A Participant may change or cancel an In-Service Distribution Date once only, as follows:”

“(i) An In-Service Distribution Date change (including a cancellation) may be made by submitting a new Deferral Election or such other form as may be provided for In-Service Distribution Date changes by the Plan Administrator (or completing and electronically submitting the appropriate screen on the Participant website, when available) at any time, so long as the date that such form is submitted to the Plan Administrator is at least thirteen (13) months prior to the In-Service Distribution Date being changed;”

“(ii) The In-Service Distribution Date may be extended to a subsequent year (and must be extended by at least one year), but it may not be made to occur sooner than the original date;”

“(iii) The In-Service Distribution Date may be cancelled, even after a change. A cancellation of an In-Service Distribution Date shall cause the In-Service Sub-Account associated with it to be merged into the undivided portion of the Participant’s Account; and”

“(iv) Making an In-Service Distribution Date change or cancellation in accordance with the Plan is specific to the In-Service Distribution to which it refers, and shall not affect other In-Service Distributions or the ability of the Participant to make new In-Service Distribution elections with respect to new deferral contributions.”

“(c) Any portion of a deferral not credited to an In-Service Distribution Account will be credited to the undivided portion of the Participant’s Account.”

“(d) The Deferral Election shall also indicate the Participant’s election of payment schedule for each In-Service Distribution Date. Permitted payment schedules for In-Service Distributions are a single lump sum or (assuming the In-Service Distribution Account Balance is at least $10,000) from two (2) to five (5) annual installment payments. A Participant shall be permitted to change his or her payment schedule election for an In-Service Distribution at any time by filing a new Deferral Election (or by following such procedures as are set by the Plan Administrator regarding using the Participant website, when available), provided such election is made at least thirteen (13) months prior to the In-Service Distribution Date. If the In-Service Account Balance is less than $10,000 at the time the distribution (or first installment of the distribution) is payable, the In-Service Distribution shall be made in a single lump sum regardless of the Participant’s election of installment payments.”

“(e) In the event a Participant terminates his employment with the Company, dies, or terminates his employment with the Company due to Retirement, and at the time of termination, death or Retirement, he has undistributed balances in In-

Service Accounts, the In-Service Accounts will be dissolved and combined with his undivided Participant account balance for purposes of distribution under Section 5.1, 5.2 or 5.3, as the case may be.”

7. The effective dates for the provisions of this Amendment are as follows:

1. Sections 1 and 2 are effective January 1, 2002.

2. Sections 3 through 6 are effective January 1, 2003.

[END OF AMENDMENT]

[SIGNATURE ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Amendment on the 1st day of January 2003, to be effective as provided herein.

Affiliated Computer Services, Inc.
By:	/s/ LORA VILLAREAL
Name:	Lora Villareal
Its:	Sr. V.P. – HR